Exhibit 10.16.5

N T    CONFIDENTIAL

8th AMENDMENT TO THE DATA LICENSE AGREEMENT

This 8th Amendment (“Eighth Amendment”) to the Data License Agreement (“DLA”), dated December 1, 2002, between Navigation Technologies Corporation (“NTC”) and TeleNav, Inc. (formerly known as Televigation, Inc.; collectively referred to herein as “Client” or “LICENSEE”), is made and entered into between Client, on the one hand, and NTNA and NAVTEQ Europe B.V. (collectively “NT” or “NAVTEQ”) as of the date of last signature below (“Eighth Amendment Effective Date”). Capitalized terms not otherwise defined in the body of this Eighth Amendment shall have the meanings set forth in the Agreement or within each applicable TL.

WHEREAS, the parties hereto desire to amend the terms and conditions of the Agreement with this Amendment;

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives.

NAVTEQ NORTH AMERICA, LLC		TELENAV, INC.

By:	/s/ Lawrence M. Kaplan	By:	/s/ Douglas S. Miller

Name:	Lawrence M. Kaplan	Name:	Douglas S. Miller

Title:	EVP, General Counsel & Corporate Secretary	Title:	CFO

Date:	12/15/08	Date:	12/15/08

The terms and conditions of the Agreement remain in full force and effect except as modified hereunder.

Terms and Conditions

1.	The following shall be added as a new Section 4.5 to the Agreement:

“4.5 Evaluation License for Other Data. With respect to any geographic and related content that NT generally makes available for use by its customers and that NT has not already licensed to Client for commercial use (“Other Content”), NT hereby grants Client a non-exclusive, non-transferable, restricted right during the Term to evaluate such Other Content and related documentation solely in its internal operations for possible licensing from NT. NT will deliver samples of such Other Content to Client upon Client’s request, and Client shall return such Other Content to NT upon the earlier of the termination or expiration of this Agreement or NT’s request. Client agrees not to (a) disclose or distribute such Other Content to any third parties, or (b) commercialize any products based on such Other Content without first entering into a definitive written agreement with NT for the same. Client acknowledges that certain Other Content may only be available for evaluation subject to additional terms and conditions.”

8th Amendment to the DLA (Telenav 12-15-08)	Page 1 of 1